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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2003 relating to the consolidated financial statements of NS Group as of and for the year ended December 31, 2002 appearing in NS Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002 and of our reports dated May 23, 2003 relating to the financial statements as of and for the year ended December 31, 2002 of NS Group, Inc. Salaried Employees' Retirement Savings Plan, Koppel Steel Corporation Hourly Employees' Retirement Savings Plan and Newport Steel Corporation Hourly Employees' Retirement Savings Plan appearing in each plan's Form 11-K for the year ended December 31, 2002.

Cincinnati, Ohio                                   DELOITTE & TOUCHE, LLP
November 21, 2003
                                                   /s/ Deloitte & Touche LLP
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